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                                                                     Exhibit 9.9


                                December 27, 1996



                       Nicholas-Applegate Investment Trust
                          600 West Broadway, 30th Floor
                          San Diego, California  92101




PFPC INC.
103 Bellevue Parkway
Wilmington, Delaware  19809


Ladies and Gentlemen:


          Reference is made to the Accounting Services Agreement between us dated as of April 1, 1993 (the "Agreement").



          Pursuant to Section 2 of the Agreement, we wish to add the Large Cap Growth Fund and International Core Growth Fund to the Agreement.


          Please indicate your acceptance of this addition by signing the letter below and returning a copy to us. Thank you for your assistance regarding this matter.

                                   Very truly yours,



                                   E. Blake Moore, Jr.
                                   Secretary

APPOINTED ACCEPTED:


PFPC, INC.



By:
   ---------------------------
Title:
      ------------------------


                                      C-24

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12/24/96 10:02 am